Exhibit 4.9

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, OR SOME EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS.

Warrant No. OBI-SLD-[ ]	ORCHESTRA BIOMED, INC.	70,000 Shares

COMMON STOCK WARRANT

This Warrant, issued to SLD Capital Corp. or its registered assigns (the “Holder”), by ORCHESTRA BIOMED, INC., a Delaware corporation (the “Company”), is dated as of August 13, 2018 (the “Warrant Issue Date”).

This Warrant is one of a series of warrants of like tenor (each, a “Warrant” and collectively, the “Warrants”) that have been issued pursuant to that certain Consulting Agreement, dated August 13, 2018, by and between the Holder and the Company (the “Agreement”), in accordance with the terms of the Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

1. Purchase of Shares; Exercise Period. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company 70,000 shares of Common Stock of the Company, par value $0.0001 per share (“Common Stock”), subject to adjustment as set forth in Sections 2 and 6 herein (the “Shares”). This Warrant shall be exercisable at any time following the Warrant Issue Date and shall expire on August 13, 2023. In the event of the sale of the Company (whether by merger, consolidation or otherwise) or substantially all of its assets (a “Sale Event”), the Holder shall be provided written notice of such Sale Event at least ten (10) business days prior to such Sale Event and shall be entitled to exercise this Warrant and purchase the Shares prior to such Sale Event.

2. Exercise Price.

(a) Exercise Price. The exercise price per share for which the Shares may be purchased pursuant to the terms of this Warrant shall be $[_ ] per share (such price is herein referred to as the “Exercise Price”).

(b) Adjustment of Exercise Price. If the Company shall, at any time or from time to time after the date hereof, issue or sell any Shares without consideration or for consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale, then immediately upon such issuance or sale, the Exercise Price in effect immediately prior to such issuance or sale shall be reduced (and in no event increased) to an Exercise Price equal to the quotient obtained by dividing:

(i) the sum of (A) the product obtained by multiplying the number of Shares outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the Exercise Price then in effect plus (B) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale); by

(ii) the sum of (A) the Shares outstanding immediately prior to such issuance or sale plus (B) the aggregate number of Shares issued or sold by the Company in such issuance or sale.

(c) Adjustment to Number of Shares Upon Adjustment to Exercise Price. Upon any and each adjustment of the Exercise Price as provided in Section 2(b), the number of Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment shall be increased to a number of Shares equal to the quotient obtained by dividing:

(i) the product of (A) the Exercise Price in effect immediately prior to any such adjustment multiplied by (B) the number of Shares issuable upon exercise of this Warrant immediately prior to any such adjustment; by

(ii) the Exercise Price resulting from such adjustment.

3. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Chief Financial Officer of the Company at its principal offices; and

(b) by either (i) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased (such amount, the “Aggregate Exercise Price”) in the form of cash or by wire transfer of immediately available funds to an account designated by the Company or (ii) by tendering Warrants in a cashless exercise as set forth in Section 3(c) (a “Cashless Exercise”).

(c) Upon exercise of the Warrant, unless otherwise elected by the exercising Holder pursuant to the terms hereof, Shares to be acquired upon the exercise of the Warrant will be applied automatically to pay the Exercise Price in connection with a Cashless Exercise of the Warrant. Any Shares transferred to the Company as cashless payment of the Exercise Price under the Warrant shall be valued at the fair value of a share of Common Stock for purposes of determining the Exercise Price. In the event that the Holder elects to effect a Cashless Exercise, (i) if the fair value of a share of Common Stock is less than or equal to the Exercise Price, the Holder shall not be entitled to receive any Shares, and (ii) if the fair value of a share of Common Stock is greater than the Exercise Price, the Holder shall receive a number of Warrant Shares to be calculated as follows:

X = Y * (A - B)

A

with:

X =	the number of Shares to be issued to the Holder following such Cashless Exercise;

Y =	the number of Shares purchasable by such Holder under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised;

A =	the fair value of a share of Common Stock as of the applicable date; and

B = the Exercise Price as of the applicable date.

Solely for the purposes of this paragraph, “fair value” per share of Common Stock shall mean the average Closing Price (as defined below) per share of Common Stock for the twenty (20) trading days immediately preceding the date on which the Notice of Exercise is deemed to have been sent to the Company. “Closing Price” means, for any date, the price determined by the first of the following clauses that applies:  (a) if the Common Stock is then listed or quoted on the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market or any other national securities exchange, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary eligible market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board or any tier of the OTC Markets Group, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; or (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by the OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported. If the Common Stock is not publicly traded as set forth above, the “fair value” per share of Common Stock shall be reasonably and in good faith determined by the Board of Directors of the Company as of the date which the Notice of Exercise is deemed to have been sent to the Company.

For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended, it is intended, understood and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for such shares shall be deemed to have commenced, on the Effective Date of this Warrant.

4. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased may be issued by the Company with appropriate restrictive legends, if applicable.

5. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will have authorized and reserved, for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued capital stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of capital stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the capital stock may be listed. The Shares shall be restricted securities pursuant to the Securities Act of 1933, as amended, and shall be restricted and subject to the following lockup: 35,000 Shares shall be locked up until the six (6) month anniversary of the date the Securities and Exchange Commission declares the Company’s registration statement on Form S-1 effective (the “Effective Date”), and 35,000 Shares shall be locked up until the twelve (12) month anniversary of the Effective Date.

6. Other Adjustments of Exercise Price and Number of Shares.

(a) Subdivisions, Combinations and Other Issuances. If the Company, at any time prior to the expiration of this Warrant: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares or (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the Aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 6(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. The Exercise Price and the Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 6(a).

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 6(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c) Distributions of Other Property. In case the Company shall distribute to the holders of the Common Stock of the Company (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in Section 6(a) above) or rights, options, or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase debt securities, assets, or other securities of the Company (excluding those referred to in Section 6(a) above), then in lieu of an adjustment in the number of Shares purchasable upon the exercise of this Warrant, the Holder upon the exercise thereof at any time after such distribution shall be entitled to receive from the Company the stock or other securities to which the Holder would have been entitled if the Holder had exercised the Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 6; provided, however, that no adjustment in respect of cash dividends or interest on such stock or other securities shall be made during the term of this Warrant or upon the exercise of this Warrant.

(d) Notice of Certain Events. If, at any time prior to the expiration of this Warrant, (i) the Company shall declare any dividend on the Common Stock of the Company payable in cash or shares of capital stock of the Company; or (ii) the Company shall authorize the issuance to all holders of shares of Common Stock of the Company of rights, options, or warrants to subscribe for or purchase shares of the capital stock of the Company or of any other subscription rights or warrants; or (iii) the Company shall authorize the distribution to all holders of shares of Common Stock of the Company evidences of its indebtedness or assets; or (iv) the Board of Directors of the Company shall have approved any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale or lease of all or substantially all of the assets of the Company or any reclassification or change of the Shares issuable upon exercise of this Warrant (other than a change in par value or as a result of a subdivision or combination), or a tender offer or exchange offer for Shares; or (v) the voluntary or involuntary dissolution, liquidation, or winding up of the Company occurs; or (vi) the Company proposes to take any action that would require an adjustment in the number or kind of securities issuable upon exercise of this Warrant pursuant to this Section 6; then the Company shall cause to be given to the Holder, at least twenty (20) calendar days prior to the applicable record date specified, or promptly in the case of events for which there is no record date set by the Board of Directors therefor, a written notice stating (A) the date as of which the holders of record of shares of Common Stock of the Company to be entitled to receive any such dividends, rights, options, warrants, or distribution are to be determined, or (B) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock of the Company, or (C) the date on which any such consolidation, merger, sale, lease, reclassification, change, dissolution, liquidation, or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, sale, transfer, lease, reclassification, change, dissolution, liquidation, or winding up; provided, however, that the failure to give any such notice shall not affect the validity of any action taken by the Company.

(e) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the coverage rate, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

7. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make cash payment therefor on the basis of the Exercise Price then in effect.

8. Representations of the Company. The Company hereby represents and warrants to the Holder as follows:

(a) The execution and delivery of this Warrant has been duly and properly authorized by all requisite corporate action of the Company, its Board of Directors and stockholders, and no consent of any other person is required as a prerequisite to the validity and enforceability of this Warrant that has not been obtained. The Company has the full legal right, power and authority to execute and deliver this Warrant and to perform its obligations hereunder and thereunder.

(b) Neither the execution nor delivery of this Warrant (including, without limitation, issuance of the Shares) will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in any violation of, require any consent, approval or other action by or notice to or filing with any court or governmental body pursuant to the Certificate of Incorporation or Bylaws of the Company, except to the extent that the approval of certain of the Company’s shareholders will be required in connection with the authorization and issuance of the Shares by the Company and will be obtained prior to any such issuance.

(c) The Warrant is, and assuming the Holder continues to be an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, as such rule is presently in effect and assuming no change in applicable law, the Shares will be issued by the Company to the Holder in a transaction exempt from registration and qualification under applicable federal and state securities laws.

9. Transfers of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, until a new Warrant is issued pursuant to the preceding sentence, may be exercised by such assignee for the purchase of Shares as if such assignee were the Holder.

(b) New Warrant. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 9(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

10. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

11. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of Warrants holding fifty percent (50%) of the aggregate number of Shares for which all Warrants are exercisable. Notwithstanding the foregoing, no amendment or waiver of any of the terms of this Warrant shall affect any holder of Warrants or subset of such holders in a manner different from the other holders of Warrants so as to have a disproportionately negative effect on such holder or subset of holders, and no waiver or modification that applies to one or more (but not all) holders of Warrants differently than to all such holders shall become effective until approved by such differently affected holder(s) of Warrants.

12. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 150 Union Square Drive, New Hope, PA 18938 and to the Holder at the address set forth on the books and records of the Company, as applicable, or at such other address as the Company or the Holder may designate by written notice to the other parties hereto.

13. Attorneys’ Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which it may be entitled.

14. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

15. Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

16. Mutilated or Missing Warrant Certificate. If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, representing the right to acquire the equivalent number of Shares on the same terms; provided, that, as a prerequisite to the issuance of a substitute Warrant, the Company may require satisfactory evidence of loss, theft or destruction as well as an indemnity from the Holder of a lost, stolen or destroyed Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by an officer thereunto duly authorized.

ORCHESTRA BIOMED, INC.

By:
Name:
Title:

[Signature page to Warrant]

NOTICE OF EXERCISE

To: Orchestra BioMed, Inc.
150 Union Square Drive,
New Hope, PA 18938
Attention: Treasurer

(1) The undersigned hereby elects to purchase ________ Shares pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐	pursuant to the Cashless Exercise procedure set forth in Section 3.

(3) Please issue a certificate or certificates representing such Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

Such Shares shall be delivered by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4) The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

WARRANT HOLDER:

By:
Name:
Title:

Date: __________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.